Asset Purchase Agreement

                                      among

                           Brooks Well Servicing, Inc.

                               Hot Oil Plus, Inc.,

                             Thomas N. Novosad, Jr.

                                       and

                                Patricia Novosad






                                January 29, 1998

                            Asset Purchase Agreement

This Asset Purchase Agreement (this "Agreement") is entered into as of January 29, 1998 among Brooks Well Servicing, Inc., a Delaware corporation ("Buyer"), Hot Oil Plus, Inc., a Texas corporation ("Seller"), Thomas N. Novosad, Jr. ("Novosad") and Patricia Novosad (the "Shareholder").

                                    Article I

                           Purchase and Sale of Assets

I.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer the assets of the Seller existing on the date hereof other than the Excluded Assets (defined below), whether real, personal, tangible or intangible, including, without limitation, the following assets of the Seller relating to or used or useful in the operation of the business as conducted by the Seller on and before the date hereof (the "Business") (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

(a) all tangible personal property of the Seller (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on Schedule 1.1(a) hereto (collectively, the "Tangible Personal Property");

(b)  all of the inventory of Seller, including without limitation, that which is
     more  fully  described  on  Schedule  1.1(b)  hereto   (collectively,   the
     "Inventories");

(c) all of the Seller's intangible assets, including without limitation, (i) all of the Seller's rights to the names under which it is incorporated or under which it currently does business, (ii) all of the Seller's rights to any patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, and copyrights and written know-how, trade secrets, licenses and sublicenses and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or held in connection with the Business, including without limitation, that which is more fully described on Schedule 1.1(c) hereto (the "Seller Intellectual Property") and (iii) the Seller's telephone numbers and all of its account ledgers, sales and promotional literature, computer software, books, records, files and data (including customer and supplier lists), and all other records of the Seller relating to the Assets or the Business (collectively, the "Intangibles");

(d)  those  leases,  subleases,   contracts,  contract  rights,  and  agreements
     relating to the Assets or the operation of the Business listed on Schedule 1.1(d) hereto (collectively, the "Contracts");

                                                         9

(e) all of the permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, orders, licenses and other rights of every kind and character (collectively, the "Permits") relating principally to all or any of the Assets or to the operation of the Business, including, but not limited to, those which are more fully described on Schedule 1.1(e) hereto (collectively, the "Seller Permits");

(f)  the goodwill and going concern value of the Business; and

(g) all other or additional privileges, rights, interests, properties and assets of the Seller of every kind and description and wherever located that are used in the Business or intended for use in the Business in connection with, or that are necessary for the continued conduct of, the Business.

The  Assets  shall  not  include  the  following  (collectively,  the  "Excluded
Assets"): (i) the assets described on Schedule 1.1 hereto, (ii) the real property owned by Seller listed on Schedule 1.1, which constitutes all of the real property owned by the Seller, (iii) all of the Seller's accounts receivable and all other rights of the Seller to payment for services rendered by the Seller before the date hereof; (iv) all cash accounts of the Seller and all petty cash of the Seller kept on hand for use in the Business; (v) all right, title and interest of the Seller in and to all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Business; (vi) all assets in possession of the Seller but owned by third parties; (vii) the corporate charter, related organizational documents and minute books of the Seller; and
(viii) the cash  consideration  paid or payable by Buyer to Seller  pursuant  to
Section 1.2 hereof.

I.2 Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of the Seller and the Shareholders contained herein, Buyer agrees to pay to the Seller, on the date hereof, the amount of $1,900,000 by wire transfer of immediately available funds to an account designated by the Seller.

I.3 Liabilities. Effective as of the date hereof, Buyer shall assume those, and only those, liabilities and obligations of the Seller to perform the Contracts to the extent that the Contracts have not been performed and are not in default on the date hereof (the "Assumed Liabilities"). On and after the date hereof, the Seller shall be responsible for any and all other liabilities and obligations of the Seller other than the Assumed Liabilities, including, without limitation, any obligations arising from the Seller's employment of those employees of the Seller listed on Schedule 3.1 hereto (collectively, the "Retained Liabilities").

I.4 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof at the offices of James Jones, 205 North Market Street, Brenham, Texas 77833.


I.5 Closing Deliveries. At the Closing, in addition to the conveyances of the Assets to the Buyer in exchange for the Purchase Price: (i) the Buyer and Seller will enter into a lease agreement in the form of Exhibit A (the "Lease Agreement"), (ii) the Buyer and Thomas N. Novosad, Jr. ("Novosad") will enter into an employment agreement in the form of Exhibit B hereto, (iii) the Buyer and Hy-Point Energy, Inc. ("Hy-Point") will enter into a propane purchase agreement (the "Propane Purchase Agreement") in the form of Exhibit C hereto;
(iv) the Seller, Novosad and the Shareholder shall enter into an agreement not to compete (the "Noncompetition Agreement") in the form of Exhibit D hereto, (v) the Buyer and Seller shall implement the employee retention bonus program (the "Bonus Program") pursuant to the retention bonus agreements (the "Retention Bonus Agreements") in the form of Exhibit E hereto and the Escrow Agreement (the "Escrow Agreement") in the form of Exhibit F hereto; and (vi) Buyer and Seller will deliver to one another the opinions of counsel described below:

I.5.1. Opinion of Buyer's Counsel. The Seller shall have received a favorable opinion, dated as of the Closing Date, from Porter & Hedges, L.L.P., counsel for Buyer, in form and substance satisfactory to the Seller, to the effect that (i) Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware; (ii) all corporate proceedings required to be taken by or on the part of the Buyer to authorize the execution of this Agreement, the Lease Agreement, the Employment Agreement, the Propane Purchase Agreement, the Noncompetition Agreement, the Retention Bonus Agreements and the Escrow Agreement, and the implementation of the transactions contemplated hereby and thereby, have been taken; and (iii) this Agreement, the Lease Agreement, the Employment Agreement, the Propane Purchase Agreement, the Noncompetition Agreement, the Retention Bonus Agreements and the Escrow Agreement, have been duly executed and delivered by, and are the legal, valid and binding obligations of Buyer and are enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of Buyer as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Seller, as to matters other than federal or Texas law.


I.5.2. Opinion of Seller's Counsel. The Buyer shall have received a favorable opinion, dated as of the Closing Date, from James R. Jones, counsel to Seller, Hy-Point, Novosad and the Shareholder, in form and substance satisfactory to Buyer, to the effect that (i) each of the Seller and Fuel Gas has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of organization; (ii) all corporate proceedings required to be taken by or on the part of Seller to authorize the execution of this Agreement, the Lease Agreement, the Noncompetition Agreement and the Escrow Agreement, and the implementation of the transactions contemplated hereby and thereby have been taken; (iii) all corporate proceedings required to be taken by or on the part of Hy-Point to authorize the execution of the Propane Purchase Agreement and the implementation of the transactions contemplated thereby have been taken, (iv) the Company owns all of its Assets free and clear of any Encumbrances other than those Encumbrances listed on the Schedules to this Agreement; and (v) (A) this Agreement, the Lease Agreement and the Escrow Agreement have been duly executed and delivered by, and are the legal, valid and binding obligations of the Seller and are enforceable against the Seller in accordance with their respective terms, (b) the Propane Purchase Agreement has been duly executed and delivered by, and is a legal, valid and binding obligation of Hy-Point, enforceable against Hy-Point in accordance with its terms; (c) the Noncompetition Agreement has been duly executed and delivered by, and is the legal, valid and binding obligation of the Seller, Novosad and the Shareholder, and is enforceable against the Seller, Novosad and the Shareholder in accordance with their respective terms, in each case, except as the enforceability may be limited by
(A) equitable principles of general applicability or (B) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of the Sellers as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Buyer, as to matters other than federal or Texas law.

                                   Article II

                         Representations and Warranties

II.1 Representations and Warranties of the Seller, Novosad and the Shareholder. The Seller, Novosad and the Shareholder jointly and severally represents and warrants to Buyer as follows:

II.1.1. Organization and Good Standing. Each of the Seller and Hy-Point is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.


II.1.2. Agreements Authorized and their Effect on Other Obligations. The execution and delivery of this Agreement, the Lease Agreement, the Employment Agreement, the Propane Purchase Agreement, the Noncompetition Agreement and the Escrow Agreement have been authorized by all necessary corporate, shareholder and other action on the part of the Seller, Hy-Point, Novosad and the Shareholder, and this Agreement, the Lease Agreement, the Employment Agreement, the Propane Purchase Agreement, the Noncompetition Agreement and the Escrow Agreement are the valid and binding obligations of the Seller and each of the other parties thereto other than the Buyer, enforceable (subject to normal equitable principals) against each of such parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement, the Lease Agreement, the Employment Agreement, the Propane Purchase Agreement, the Noncompetition Agreement and the Escrow Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of the Seller or Hy-Point, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Seller, Hy-Point, Novosad or the Shareholder is a party or by which the Seller, Hy-Point, Novosad or the Shareholder or their respective properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which the Seller, Hy-Point, Novosad or the Shareholder or any of their respective properties are subject.

II.1.3. Contracts. Schedule 1.1(d) hereto sets forth a complete list of all contracts, including leases under which the Seller is lessor or lessee, which relate to the Assets and are to be performed in whole or in part after the date hereof. All of the Contracts are in full force and effect, and constitute valid and binding obligations of the Seller. The Seller is not, and no other party to any of the Contracts is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No Contract has been entered into on terms which could reasonably be expected to have an adverse effect on the use of the Assets by Buyer. Neither the Seller nor any of the Shareholders has received any information that would cause any of such parties to conclude that any customer of the Seller will (or is likely to) cease doing business with Buyer (or its successors) as a result of the consummation of the transactions contemplated hereby. All of the Contracts are assignable (and are hereby validly assigned) to Buyer without the consent of any other party thereto.

II.1.4. Title to and Condition of Assets. The Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). All of the Assets are in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations. All of the Assets conform to all applicable laws governing their use. No notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by the Seller or any of the Shareholders, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.


II.1.5. Licenses and Permits. Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law or otherwise for the operation, maintenance and use of the Assets in the manner in which they are now being operated, maintained and used. Each of the Seller Permits and the Seller's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Seller subject to administrative powers of regulatory agencies having jurisdiction. The Seller is in compliance in all material respects with the terms of each of the Seller Permits. None of the Seller Permits have been, or to the knowledge of the Seller or any of the Shareholders, are threatened to be, revoked, canceled, suspended or modified. Upon consummation of the transactions contemplated hereby, all of the Seller Permits shall be assignable (and are hereby assigned) to Buyer without the consent of any regulatory agency. On and after the date hereof, each of the Seller Permits and Buyer's rights with respect thereto will be valid and subsisting in full force and effect, and enforceable by Buyer subject only to the administrative powers of regulatory agencies having jurisdiction over the assigned Seller Permit.

II.1.6. Intellectual Property. Schedule 1.1(c) hereto sets forth a complete list of all Intellectual Property material to or necessary for the continued conduct of the Business. The Seller Intellectual Property is owned or licensed by the Seller free and clear of any Encumbrances. The Seller has not granted to any other person any license to use any Seller Intellectual Property. Use of the Seller Intellectual Property will not, and the conduct of the Business did not, infringe, misappropriate or conflict with the Intellectual Property rights of others. Neither the Seller nor any of the Shareholders has received any notice of infringement, misappropriation, or conflict with the Intellectual Property rights of others in connection with the use by Seller of the Seller Intellectual Property.

II.1.7. Financial Statements. The Seller has delivered to Buyer copies of certain unaudited financial statements of Seller, copies of which are attached hereto as Schedule 2.1.7 (collectively, the "Seller Financial Statements"), and include an unaudited balance sheet (the "Unaudited Balance Sheet") as of September 30, 1997 (the "Balance Sheet Date"). The Seller Financial Statements are true, correct and complete in all material respects and present fairly and fully the financial condition of the Seller as at the dates and for the periods indicated thereon, and have been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as noted therein. Each of the Seller Financial Statements include all adjustments that are necessary for a fair presentation of the Seller's results for that period. The inventories of the Seller reflected in the Unaudited Balance Sheet, or which have thereafter been acquired by the Seller, consist of items of a quality and quantity salable in the normal course of the Business. The values at which such inventories are carried are in accordance with GAAP applied on a consistent basis, and are consistent with the normal inventory level and practices of the Seller with respect to the Business.

II.1.8. Absence of Certain Changes and Events. Since the Balance Sheet Date, there has not been:

(a) Financial Change. Any adverse change in the Assets, the Business or the financial condition, operations, liabilities or prospects of the Seller;

(b) Property Damage. Any damage, destruction, or loss to any of the Assets or the Business (whether or not covered by insurance);

(c) Waiver. Any waiver or release of a material right of or claim held by the Seller;

(d) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any asset of the Seller other than in the ordinary course of business;

(e)  Labor Disputes. Any labor disputes between the Seller and its employees; or

(f) Other Changes. Any other event or condition known to the Seller or any of the Shareholders that particularly pertains to and has or might have an adverse effect on the Assets, the operations of the Business or the financial condition or prospects of the Seller.

II.1.9. Necessary Consents. The Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including, without limitation, any consents required to assign the Contracts and the Seller Permits.


II.1.10. Environmental Matters. None of the current or past operations of the Business or any of the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Environmental Law (defined below). Neither the Seller nor any of the Shareholders has received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Environmental Law or regarding any claims for remedial obligations or contribution for removal costs or damages under any Environmental Law. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of the Seller or any of the Shareholders, threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Business, nor, to the knowledge of the Seller or any of the Shareholders, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Environmental Law in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses. To the knowledge of the Seller or any of the Shareholders, the Assets include all environmental and pollution control equipment necessary for compliance with applicable Environmental Law. No Hazardous Materials (defined below) have been or are currently being used by the Seller in the operation of the Assets. No Hazardous Materials are or have ever been situated on or under any of the Seller's properties, whether owned or leased, or incorporated into any of the Assets. There are no, and there have never been any, underground storage tanks (as defined under Environmental Law) located under any of the Seller's properties, whether owned or leased. There are no environmental conditions or circumstances, including the presence or release of any Hazardous Materials, on any property presently or previously owned or leased by the Seller, or on any property on which Hazardous Materials generated by the Seller's operations or the use of the Assets were disposed of, which would result in an adverse change in the Business or business prospects of the Seller. The term "Environmental Law" means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United states, or any state, regional, city, local, municipal or other governmental authority or quasi-governmental authority, regulating, relating to, or imposing environmental standards of conduct concerning protection of the environment or human health, or employee health and safety as from time to time has been or is now in effect. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Environmental Law.

II.1.11. No ERISA Plans or Labor Issues. No employee benefit plan of the Seller, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation of Buyer. The Seller has not engaged in any unfair labor practices which could reasonably be expected to result in an adverse effect on the Assets or the Business. The Seller does not have any dispute with any of its existing or former employees, and there are no labor disputes or, to the knowledge of the Seller or any of the Shareholders, any disputes threatened by current or former employees of any of the Seller.

II.1.12. Investigations; Litigation. No investigation or review by any governmental entity with respect to the Seller or any of the transactions contemplated by this Agreement is pending or, to the knowledge of the Seller or any of the Shareholders, threatened, nor has any governmental entity indicated to the Seller or any of the Shareholders an intention to conduct the same. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which the Seller or any of the Shareholders is a party or, to the knowledge of the Seller or any of the Shareholders, might become a party or which would adversely affect the Assets or the Buyer's future conduct of the Business.

II.1.13. Absence of Certain Business Practices. Neither the Seller, the Shareholders, nor any officer, employee or agent of the Seller, or any other person acting on behalf of the Seller or any of the Shareholders, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable conduct of the Business or the profitable use of the Assets (or to assist the Seller in connection with any actual or proposed transaction) which if not given in the past, might have had an adverse effect on the profitable conduct of the Business or the profitable use of the Assets, or if not continued in the future, might adversely affect the profitable conduct of the Business or the profitable use of the Assets.

II.1.14. Solvency. The Seller is not presently insolvent, nor will the Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent", with respect to a particular Seller, means that the sum of the present fair and saleable value of such Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.


II.1.15. Untrue Statements. This Agreement and all other agreements executed by the Seller or any of the Shareholders and delivered to Buyer does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller has also made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Business and the Assets, and such information covers all commitments and liabilities of Buyer relating principally to the Business and the Assets.

II.1.16. Finder's Fee. Except as described on Schedule 2.1.16, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller and the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

II.2 Representations and Warranties of Buyer. Buyer represents and warrants to the Seller and each of the Shareholders as follows

II.2.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.


II.2.2. Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby, the Lease Agreement, the Employment Agreement, the Propane Purchase Agreement, each of the Noncompetition Agreements, each of the Retention Bonus Agreements and the Escrow Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer, and each of this Agreement , the Lease Agreement, the Employment Agreement, the Propane Purchase Agreement, each of the Noncompetition Agreements, each of the Retention Bonus Agreements and the Escrow Agreement is a valid and binding obligation of Buyer enforceable (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement, the Lease Agreement, the Employment Agreement, the Propane Purchase Agreement, each of the Noncompetition Agreements, each of the Retention Bonus Agreements and the Escrow Agreement by Buyer will not conflict with or result in a violation or breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

                                   Article III

                              Additional Agreements

III.1 Hiring Employees. Schedule 3.1 hereto is a complete and accurate listing of all employees of the Seller that devote their full time and effort in the operation of the Assets and the conduct of the Business (the "Employees"). Effective as of the date hereof, all of the Employees shall be terminated by the Seller and, subject to such Employees meeting Buyer's standard employment eligibility requirements, hired by Buyer. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees' employment with Buyer on or after the date hereof. The Seller and each of the Shareholders shall cooperate with Buyer in connection with any offer of employment from Buyer to the employees and use its best efforts to cause the acceptance of any and all such offers. All Employees hired by Buyer shall be at-will employees of Buyer.

III.2 Allocation of Purchase Price. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on Schedule
3.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

III.3 Name Change. The Seller and each of the Shareholders shall, within ten days from the date hereof, caused to be filed (i) with the secretary of state of the Seller's state of organization an amendment to the charter (or other applicable organization document) of the Seller changing the name of the Seller from its current name to a name that is not similar to such name, and (ii) with the appropriate authorities of the Seller's state of organization and any other states such documents as are required to effect such name change, including without limitation, amendments or withdrawals of certificates of authority to do business and assumed name filings. The Seller and each of the Shareholders shall, within five days from the date of its receipt of confirmation of such filings from the applicable state authorities, cause to be delivered to Buyer copies of all such confirmations.


III.4 Environmental Matters. The Seller and Thomas Novosad, Jr. agree that within 90 days after the date hereof they will, to the extent not completed before the date hereof, at their sole expense, conduct restoration activities with respect to the environmental matters described on Schedule 3.4 hereof. If the Seller and Mr. Novosad fail to conduct the required restoration activities within the 90 days following the date hereof, then the Buyer may conduct such restoration activities at the expense of the Seller and Mr. Novosad and the Seller and Mr. Novosad agree to reimburse the Buyer for all such restoration costs and expenses within 10 business days of being billed for such expenses by the Buyer. If the Seller and Mr. Novosad fail to make the payment to Buyer for such costs and expenses when due, then, in addition to being liable to the Buyer for such costs and expenses, the Seller and Mr. Novosad shall be liable to pay to Buyer all attorneys' fees and expenses and other costs incurred by the Buyer in connection with the collection activities with respect to the amounts due.


                                   Article IV

                                 Indemnification

IV.1 Indemnification by the Seller and the Shareholders. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Seller and each of the Shareholders shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys= fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by the Seller or any of the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Seller or any of the Shareholders under this Agreement; and (ii) the Retained Liabilities.

IV.2 Indemnification by Buyer. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless the Seller and each of the Shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to the Seller or any of the Shareholders by or on behalf of Buyer under this Agreement.


IV.3 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 4.1 or 4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 4, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

IV.4 Limitation on Damages. Notwithstanding anything in this Agreement to the contrary, neither the Seller nor any of the Shareholders shall be liable to the Buyer or any of its affiliates, and Buyer shall not be liable to the Seller and the Shareholders, for cumulative costs of any Damages in excess of $1,900,000; provided, however, that such limitation on liability shall not include Damages for breaches of the representations and warranties contained in Section 2.1.10.


                                    Article V

                                  Miscellaneous

V.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

V.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.


V.3 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

V.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                   If to Buyer
--------------------------------------------------------------------------------

Addressed to:                                With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Brooks Well Servicing, Inc.                  Porter & Hedges, L.L.P.
Two Tower Center, 20th Floor                 700 Louisiana
East Brunswick, New Jersey 08816             Houston, Texas 77210-4744
Attn: General Counsel                        Attn: Samuel N. Allen
Facsimile:  (732) 247-5148                   Facsimile:  (713) 226-0229

--------------------------------------------------------------------------------
                  If to the Seller or any of the Shareholders

--------------------------------------------------------------------------------

Addressed to:                                 With a copy to:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Hot Oil Plus, Inc.                            James R. Jones
c/o Thomas N. Novosad, Jr.                    205 North Market
Route 3, Box 4A                               Brenham, Texas 77833
Highway 21 East
Caldwell, Texas 77836
--------------------------------------------------------------------------------

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

V.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

V.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.


V.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

V.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Texas.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.


BUYER:


BROOKS WELL SERVICING, INC.


By:
Jimmy Chasteen, President


SELLER:


HOT OIL PLUS, INC.


By:
Thomas N. Novosad, Jr., President


SHAREHOLDER:


Patricia Novosad


NOVOSAD:


Thomas N. Novosad, Jr.